UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2016

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 10, 2016, Arbor Realty Trust, Inc. (the “Company”) and Arbor Realty Limited Partnership (the “OP”) entered into Amendment No. 1 (the “Amendment”), to the Equity Distribution Agreement, dated February 13, 2014, among the Company, the OP and JMP Securities LLC, as sales agent.  In accordance with the terms of the Amendment, the Company may offer and sell up to 7,500,000 shares of its common stock, par value $0.01 per share (the “Shares”) from time to time in “at-the-market” offerings under the Company’s registration statement on Form S-3 (File No. 333-212554), as filed with the Securities and Exchange Commission on July 15, 2016, and all amendments related thereto (the “Registration Statement”).

A copy of the Amendment is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.              Financial Statements and Exhibits.

On August 10, 2016, Venable LLP delivered an opinion to the Company with respect to the validity of the Shares (the “Opinion”). The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933.

(d)        Exhibits

Exhibit Number	Description
1.1

Amendment No. 1, dated August 10, 2016, to the Equity Distribution Agreement, dated February 13, 2014, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and JMP Securities LLC, as sales agent

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: August 10, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1

Amendment No. 1, dated August 10, 2016, to the Equity Distribution Agreement, dated February 13, 2014, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and JMP Securities LLC, as sales agent

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)